Exhibit 10.1











                           REVOLVING CREDIT AGREEMENT



                         FIRST EMPIRE STATE CORPORATION



                          Dated as of November 24, 1995



                                -----------------







                        THE FIRST NATIONAL BANK OF BOSTON




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                                TABLE OF CONTENTS


Section                                 Title                               Page

                             SECTION I - DEFINITIONS

1.1    Definitions.......................................................... 1
1.2    Accounting Terms..................................................... 6

                      SECTION II - DESCRIPTION OF CREDIT

2.1    The Loans............................................................ 6
2.2    Notice and Manner of Borrowing or Conversion of Loans................ 6
2.3    Fees................................................................. 7
2.4    Reduction of Commitment Amount....................................... 7
2.5    The Note............................................................. 7
2.6    Duration of Interest Periods......................................... 8
2.7    Interest Rates and Payments of Interest.............................. 8
2.8    Changed Circumstances................................................ 9
2.9    Capital Requirements.................................................10
2.10   Payments and Prepayments of the Loans................................11
2.11   Method of Payment....................................................11
2.12   Overdue Payments.....................................................11
2.13   Payments not at End of Interest Period...............................11
2.14   Computation of Interest and Fees.....................................12

                       SECTION III - CONDITIONS OF LOAN

3.1    Conditions Precedent to Initial Loan.................................12
3.2    Conditions Precedent to all Loans....................................13

                 SECTION IV - REPRESENTATIONS AND WARRANTIES

4.1    Organization and Qualification.......................................14
4.2    Corporate Authority..................................................14
4.3    Valid Obligations....................................................14
4.4    Consents or Approvals................................................14
4.5    Title to Properties; Absence of Encumbrances.........................15
4.6    Financial Statements.................................................15
4.7    Changes..............................................................15
4.8    Defaults.............................................................15
4.9    Taxes................................................................15
4.10   Litigation...........................................................15
4.11   Use of Proceeds......................................................16
4.12   Subsidiaries.........................................................16
4.13   Investment Company Act, etc..........................................16
4.14   Compliance with ERISA................................................16
4.15   Environmental Matters................................................16

                                       (i)


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Section                                 Title                               Page

                              SECTION V - AFFIRMATIVE COVENANTS

5.1    Financial Statements and other Reporting Requirements................17
5.2    Conduct of Business..................................................18
5.3    Maintenance and Insurance............................................19
5.4    Taxes................................................................19
5.5    Inspection by the Bank...............................................19
5.6    Maintenance of Books and Records.....................................19
5.7    Further Assurances...................................................19

                       SECTION VI - NEGATIVE COVENANTS

6.1    Encumbrances.........................................................20
6.2    Merger; Consolidation; Sale or Lease of Assets.......................21
6.3    Stock of Subsidiaries................................................21
6.4    Investments..........................................................22
6.5    Acquisitions.........................................................22
6.6    ERISA................................................................22
6.7    Double Leverage Ratio................................................22
6.8    Nonperforming Asset Coverage Ratio...................................22
6.9    Adequate Capitalization of Banking Subsidiaries......................23
6.10   Minimum Tangible Net Worth...........................................23

                            SECTION VII - DEFAULTS

7.1    Events of Default....................................................23
7.2    Remedies.............................................................25

                         SECTION VIII - MISCELLANEOUS

8.1    Notices..............................................................26
8.2    Expenses.............................................................27
8.3    Set-Off..............................................................27
8.4    Term of Agreement....................................................27
8.5    No Waivers...........................................................27
8.6    Governing Law........................................................28
8.7    Amendments...........................................................28
8.8    Binding Effect of Agreement..........................................28
8.9    Counterparts.........................................................28
8.10   Partial Invalidity...................................................28
8.11   Captions.............................................................28
8.12   Waiver of Jury Trial.................................................28
8.13   Entire Agreement.....................................................29



                                      (ii)


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                                    EXHIBITS

EXHIBIT A - Form of Promissory Note

EXHIBIT B - Form of Notice of Borrowing or Conversion

EXHIBIT C - Encumbrances

EXHIBIT D - Litigation; Environmental Matters

EXHIBIT E - Material Subsidiaries

EXHIBIT F - Form of Report of Chief Financial Officer

EXHIBIT G - Form of Opinion of Counsel to the Borrower


                                      (iii)

                           REVOLVING CREDIT AGREEMENT

                          Dated as of November 24, 1995

        THIS REVOLVING CREDIT AGREEMENT is made as of November 24, 1995 by and between FIRST EMPIRE STATE CORPORATION (the "Borrower"), a New York corporation having its head office at One M&T Plaza, Buffalo, New York 14240 and THE FIRST NATIONAL BANK OF BOSTON (the "Bank"), a national banking association having its head office at 100 Federal Street, Boston, Massachusetts 02110.

                                    SECTION I

                                   DEFINITIONS

        1.1.   Definitions.

        All capitalized terms used in this Agreement or in the Note or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

        Adjusted Eurodollar Rate. Applicable to any Interest Period, shall mean a rate per annum determined pursuant to the following formula, rounded upwards, if necessary, to the next higher 1/100 of 1%:

        Adjusted Eurodollar Rate =  Interbank Offered Rate
                                    ----------------------
                                    1.00 - Reserve Percentage

Where:

               "Interbank Offered Rate" applicable to any Eurodollar Loan for any Interest Period means the rate of interest determined by the Bank to be the prevailing rate per annum at which deposits in U.S. dollars are offered to the Bank by first-class banks in the interbank Eurodollar market in which it regularly participates on or about 10:00 a.m. (Boston, Massachusetts time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period.

               "Reserve Percentage" applicable to any Interest Period means the rate (expressed as a decimal) applicable to the Bank during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any basic,

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                                       -2-





               supplemental, emergency or marginal reserve requirement) of the Bank with respect to "Eurocurrency liabilities" as that term is defined under such regulations.

The Adjusted Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

         Agreement. This Agreement, as the same may be supplemented or amended from time to time.

         Bank. See Preamble.

         Base Rate. The greater of (i) the rate of interest announced from time to time by the Bank at its head office as its Base Rate, and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

         Base Rate Loan. Any Loan bearing interest determined with reference to the Base Rate.

         Business Day. Any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts or New York, New York are open for the conduct of a substantial part of their commercial banking business, and with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day that is such a Business Day and that is also a day for trading between banks in U.S. Dollar deposits in the interbank Eurodollar market.

         Code. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended.

         Commitment Amount. $25,000,000 or any lesser amount, including zero, resulting from a termination or reduction of such amount in accordance with
Section 2.4 or Section 7.2.

         Borrower. See Preamble.

         Controlled Group. All trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         Default. An Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

         Encumbrances. See Section 6.1.


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                                       -3-




         ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended.

         Environmental Laws. All applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law whether now existing or hereafter enacted or promulgated, relating to injury to, or the protection of, real or personal property or human health or the environment.

         Eurodollar Loan. Any Loan bearing interest at a rate determined with reference to the Adjusted Eurodollar Rate.

         Event of Default. Any event described in Section 7.1.

         FFIEC. The Federal Financial Institutions Examination Council, or such other regulatory agency or authority having jurisdiction over financial reporting by banks and bank holding companies.

         Federal Funds Effective Rate. For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

         Hazardous Material. Any substance which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any Environmental Law or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority or instrumentality or which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

         Interest Period.

         With respect to each Eurodollar Loan, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Loan and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Conversion, provided that:

               (i) any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans, such Business Day falls in the

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                                      -4-


         next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period applicable to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

               (iii) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date; and

               (iv) notwithstanding clause (iii) above, no Interest Period applicable to a Eurodollar Loan shall have a duration of less than one month; and if any Interest Period applicable to such Loan would be for a shorter period, such Interest Period shall not be available hereunder.

         Investment. The purchase or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other person or entity, any loan, advance or extension of credit to, or contribution to the capital of, any other person or entity, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any other investment in any other person or entity, and the making of any commitment or acquisition of any option to make an Investment.

         Loan. A loan made to the Borrower by the Bank pursuant to Section II of this Agreement, and "Loans" means all of such loans, collectively.

         Material Subsidiary. Those Subsidiaries listed on Exhibit E hereto, and any other Subsidiary of the Borrower that is a federally-insured depository institution or an operating Subsidiary of the Borrower or an operating Subsidiary of any Subsidiary of the Borrower. "Material Subsidiary" shall not include any Subsidiary which is organized or operated for the purpose of holding, managing or disposing of real or personal property which is acquired by the Borrower or any Subsidiary in satisfaction of a debt previously contracted; nor shall "Material Subsidiary" include any Subsidiary which is otherwise inactive or any active Subsidiary the primary purpose of which is to hold noncontrolling interests in other persons or entities.

         Moody's. Moody's Investors Service, Inc., or its successors.

         Nonperforming Asset. As defined in Section 6.8.

         Note. A promissory note of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to the Bank to repay the Loans.

         Notice of Borrowing or Conversion. See Section 2.2.

         Obligations. All obligations of the Borrower to the Bank hereunder of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

         PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         Permitted Encumbrances. See Section 6.1.

         Plan. An employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group or (ii) if such Plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

         Rating. The rating assigned by S&P or Moody's, as applicable, to the unsecured long-term indebtedness for money borrowed, without credit enhancements of Manufacturers and Traders Trust Company. Any change in the Rating, and the corresponding adjustment in the facility fee payable pursuant to Section 2.3(a) and the applicable margin for any Eurodollar Loan set forth in Section 2.7(b), shall be effective as of the date of the public announcement of such change.

         S&P. Standard & Poor's Rating Group, a division of McGraw Hill, Inc., and its successors.

         Subsidiary. Any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Borrower or a Subsidiary of the Borrower; or any other such entity the management of which is directly or indirectly controlled by the Borrower or a Subsidiary of the Borrower through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which the Borrower has an ownership interest of 50% or more.

         Termination Date. November 24, 1998 or such earlier date on which the commitment to make Loans is terminated or the Commitment Amount is reduced to zero in accordance with the terms hereof.

         1.2. Accounting Terms. All terms of an accounting character shall have the meanings assigned thereto by generally accepted accounting principles or regulatory accounting principles, as applicable, as applied on a basis consistent with the financial statements referred to in Section 4.6 of this Agreement, but as herein specifically modified.


                                   SECTION II

                              DESCRIPTION OF CREDIT

         2.1. The Loans. (a) Subject to the terms and conditions hereof, the Bank will make Loans to the Borrower, from time to time until the close of business on the Termination Date, in such sums as the Borrower may request, provided that the aggregate principal amount of all Loans at any one time outstanding hereunder may not exceed the Commitment Amount. The first Loan hereunder shall be a $12,000,000 one-month Eurodollar Loan, which shall be credited by the Bank to Account No. 900-9-000036 at The Chase Manhattan Bank, National Association, for the credit of the Borrower, before 10:00 a.m. (Boston, Massachusetts time) on November 29, 1995. The preceding sentence shall constitute the appropriate notice contemplated by Section 2.2 of this Agreement for such Loan.

         The Borrower may borrow, prepay pursuant to Section 2.10 and reborrow, from the date of this Agreement until the Termination Date, the Commitment Amount or any lesser sum that is at least $1,000,000 and an integral multiple of $1,000,000. Any Loan not repaid by the Termination Date shall be due and payable on the Termination Date.

         (b) Provided that no Default shall have occurred and be continuing, the Borrower may convert all or any part (in integral multiples of $1,000,000) of any outstanding Loan into a Loan of any other type provided for in this Agreement in the same principal amount, on any Business Day (which, in the case of a conversion of a Eurodollar Loan, shall be the last day of the applicable Interest Period). The Borrower shall give the Bank prior notice of each such conversion (which notice shall be effective upon receipt) in accordance with
Section 2.2.

         2.2. Notice and Manner of Borrowing or Conversion of Loans. (a) Whenever the Borrower desires to borrow, continue a Loan or convert an outstanding Loan into a Loan of another type provided for in this Agreement, the Borrower shall notify the Bank (which notice shall be irrevocable) by telephone or facsimile transmission received no later than 1:00 p.m. (Boston, Massachusetts time) (i) one Business Day before the day on which the requested Loan is to be made, continued as or converted to a Base Rate Loan, and (ii) three Business Days before the day on which the requested Loan is to be made, continued as or converted to a Eurodollar Loan. Such notice shall specify (i) the effective date and amount of each Loan or portion thereof to be continued or converted, subject to the limitations set forth in Section 2.1, (ii) the applicable interest rate option, and (iii) the duration of the applicable Interest

Period, if any (subject to the provisions of the definition of Interest Period and Section 2.6). Each such notification (a "Notice of Borrowing or Conversion") shall be immediately followed by a written confirmation thereof by the Borrower in substantially the form of Exhibit B hereto, provided that if such written confirmation differs in any material respect from the action taken by the Bank, the records of the Bank shall constitute a rebuttable presumption of the correctness of such actions.

         (b) Subject to the terms and conditions hereof, the Bank shall make each Loan on the effective date specified therefor by crediting the amount of such Loan in immediately available funds to such account as may be designated by the Borrower in the applicable Notice of Borrowing or Conversion.

         2.3. Fees. (a) The Borrower shall pay to the Bank a facility fee on the daily average Commitment Amount during each quarter or portion thereof, computed at the rate per annum equal to the applicable percentage set forth below, for the then effective Rating; provided that if only one Rating shall then be in effect, that Rating shall apply; and provided, further, if different level Ratings by Moody's and S&P shall then be in effect , the lower Rating shall apply:

------------------------------------------------------------------------------
APPLICABLE RATING    AA-/Aa3      A+/A1 or A/A2      A-/A3      BBB/Baa2
                                                   BBB+/Baa1    or below
------------------------------------------------------------------------------
   APPLICABLE        .08%            .125%           .15%       .187%
   PERCENTAGE
------------------------------------------------------------------------------

Facility fees shall be payable quarterly in arrears on the last day of each calendar quarter commencing December 31, 1995 and on the Termination Date.

         (b) Whenever the balance of outstanding Loans exceeds 50% of the Commitment Amount during any quarter or portion thereof, the Borrower shall pay to the Bank a usage fee equal to .10% per annum of the daily average of such excess principal balance. Usage fees shall be payable quarterly in arrears on the last day of each calendar quarter commencing December 31, 1995 and on the Termination Date.

         2.4. Reduction of Commitment Amount. The Borrower may from time to time by written notice delivered to the Bank at least five Business Days prior to the date of the requested reduction, reduce by integral multiples of $1,000,000 any unborrowed portion of the Commitment Amount. No reduction of the Commitment Amount shall be subject to reinstatement.

         2.5. The Note. The Loans shall be evidenced by the Note, payable to the order of the Bank and having a final maturity of the Termination Date. The Note shall be dated on or before the date of the first Loan and shall have the blanks therein appropriately completed. The Bank shall, and is hereby irrevocably authorized by the Borrower to, enter on the schedule forming a part of the Note or otherwise in its records appropriate notations evidencing the date and the amount of each Loan, the applicable interest rate and the date and amount of each payment of principal made by the Borrower with respect thereto; and in the absence of manifest error, such notations shall constitute a rebuttable presumption of the correctness thereof; provided that no failure on the part of the Bank to make any such notation shall in any way affect any Loan or the rights or obligations of the Bank or the Borrower with respect thereto.

         2.6. Duration of Interest Periods. (a) Subject to the provisions of the definition of Interest Period, the duration of each Interest Period applicable to a Loan shall be as specified in the applicable Notice of Borrowing or Conversion. The Borrower shall have the option to elect a subsequent Interest Period to be applicable to such Loan by giving notice of such election to the Bank received no later than 1:00 p.m. (Boston, Massachusetts time) (i) on the date one Business Day before the end of the then applicable Interest Period if such Loan is to be continued as or converted to a Base Rate Loan, and (ii) three Business Days before the end of the then applicable Interest Period if such Loan is to be continued as or converted to a Eurodollar Loan.

         (b) If the Bank does not receive a Notice of Borrowing or Conversion within the applicable time limits specified in subsection (a) above, or if, when such notice must be given, a Default exists, the Borrower shall be deemed to have elected to convert such Loan into a Base Rate Loan on the last day of the then current Interest Period.

         (c) Notwithstanding the foregoing, the Borrower may not select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the Termination Date.

         2.7. Interest Rates and Payments of Interest. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate, which rate shall change contemporaneously with any change in the Base Rate. Such interest shall be payable on the last day of each calendar quarter, commencing December 31, 1995, and when such Loan is due (whether at maturity, by reason of acceleration or otherwise).

         (b) Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period, at a rate per annum equal to the applicable Adjusted Eurodollar Rate plus the applicable percentage set forth below, for the then effective Rating; provided that if only one Rating shall then be in effect, that Rating shall apply; and provided, further, if different level Ratings by Moody's and S&P shall then be in effect , the lower Rating shall apply:

-------------------------------------------------------------------------------
APPLICABLE RATING         AA-/Aa3   A+/A1 or A/A2       A-/A3     BBB/Baa2
                                                      BBB+/Baa1   or below
-------------------------------------------------------------------------------
APPLICABLE PERCENTAGE         .15%         .20%          .25%       .30%
-------------------------------------------------------------------------------

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                                      -9-




Such interest shall be payable for such Interest Period on the last day thereof and when such Eurodollar Loan is due (whether at maturity, by reason of acceleration or otherwise) and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         2.8. Changed Circumstances.

         (a) In the event that the Bank shall have determined in good faith (which determination shall be final and conclusive, so long as the Bank shall provide reasonable evidence of the basis of such determination) that:

               (i) adequate and fair means do not exist for ascertaining the Interbank Offered Rate on any date on which the Adjusted Eurodollar Rate would otherwise be set, or

               (ii) the making of a Eurodollar Loan or the continuation of or conversion of any Loan to a Eurodollar Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the interbank Eurodollar market or (2) compliance by the Bank in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

               (iii) the Adjusted Eurodollar Rate no longer represents the effective cost to the Bank for U.S. dollar deposits in the interbank market for deposits in which it regularly participates;

then, and in any such event, the Bank shall forthwith so notify the Borrower. Until the Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the obligation of the Bank to allow selection by the Borrower of Eurodollar Loans shall be suspended. If at the time the Bank so notifies the Borrower, the Borrower has previously given the Bank a Notice of Borrowing or Conversion with respect to one or more Eurodollar Loans but such Loans have not yet been made, continued or converted, such notification shall be deemed to be void and the Borrower may borrow Loans of another type by giving a substitute Notice of Borrowing or Conversion pursuant to Section 2.2 hereof.

    Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the Borrower shall forthwith prepay all outstanding Eurodollar Loans, together with interest thereon and any amounts required to be paid pursuant to Section 2.13, and may borrow a Loan of another type in accordance with Section 2.1 hereof by giving a Notice of Borrowing or Conversion pursuant to Section 2.2 hereof.

        (b) In case the adoption of or any change in any law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

               (i) subjects the Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of the Bank imposed by the United States of America or any political subdivision thereof or any taxes imposed in substitution or replacement for taxes on the overall net income of the Bank), or

               (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, the Bank (other than such requirements as are already included in the determination of the Adjusted Eurodollar Rate), or

               (iii) imposes upon the Bank any other condition with respect to its or the Borrower's performance under this Agreement,

and the result of any of the foregoing is to increase the cost to the Bank, reduce the income receivable by the Bank or impose any expense upon the Bank with respect to any Loans, the Bank shall notify the Borrower thereof. The Borrower agrees to pay to the Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by the Bank of a statement in the amount and setting forth the Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error.

        2.9. Capital Requirements. If after the date hereof the Bank determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (ii) compliance by the Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on the Bank's or such holding company's capital as a consequence of the Bank's commitment to make Loans hereunder to a level below that which the Bank or such holding company could have achieved but for such adoption, change or compliance (taking into consideration the Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by the Bank to be material, then the Bank shall notify the Borrower thereof. The Borrower agrees to pay to the Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by the Bank of a statement in the amount and setting forth the Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

        2.10. Payments and Prepayments of the Loans. The Loans may be prepaid at any time, without premium or penalty, in minimum amounts of $1,000,000 but with accrued interest to the date of payment (i) in the case of Eurodollar Loans, on the last day of any applicable Interest Period and upon three Business Days' notice, and (ii) in the case of Base Rate Loans, at any time upon one Business Day's notice. No prepayment of the Loans shall affect the Commitment Amount or impair the Borrower's right to borrow as set forth in Section 2.1.

        2.11. Method of Payment. All payments and prepayments of principal and all payments of interest, fees and other amounts payable hereunder shall be made by the Borrower to the Bank at its head office in immediately available funds, on or before 1:00 p.m. (Boston, Massachusetts time) on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments. The Bank may, and the Borrower hereby authorizes the Bank to, debit the amount of any payment not made by such time to the demand deposit account of the Borrower with the Bank, if any.

        2.12. Overdue Payments. Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable hereunder or under the Note shall bear interest from and including the due date until paid, compounded daily and payable on demand, at a rate per annum equal to (i) if such due date occurs prior to the end of an Interest Period, 1% above the interest rate applicable to such Loan for such Interest Period until the expiration of such Interest Period, and thereafter, 1% above the Base Rate; and (ii) in all other cases, 1% above the rate then applicable to Base Rate Loans.

        2.13. Payments Not at End of Interest Period. If the Borrower for any reason makes any payment of principal of any Eurodollar Loan on any day other than the last day of an Interest Period applicable to such Eurodollar Loan, or fails to borrow, continue or convert to a Eurodollar Loan after giving a Notice of Borrowing or Conversion pursuant to Section 2.2, or if any Eurodollar Loan is accelerated pursuant to Section 7.2(b), the Borrower shall pay to the Bank an amount computed pursuant to the following formula:

                                     L = (R - T) x P x D
                                         ---------------
                                                360

                      L =    amount payable to the Bank
                      R =    interest rate on such Loan
                      T =    effective interest rate per annum at which any
                          readily marketable bond or other obligation of the United States, selected at the Bank's sole discretion, maturing on or near the last day of the then applicable Interest Period of such Loan and in approximately the same amount as such Loan can be purchased by the Bank on the day of such payment of principal or failure to borrow or continue or convert

                      P =    the amount of principal prepaid or the amount of
                          the requested Loan

                      D =    the number of days remaining in the Interest
                          Period as of the date of such payment or the number of days of the requested Interest Period

The Borrower shall pay such amount upon presentation by the Bank of a statement setting forth the amount and the Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error.

        2.14. Computation of Interest and Fees. Interest and all fees payable hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day (unless, in the case of Eurodollar Loans, such next succeeding Business Day falls in the next calendar month, in which case payment shall be due on the preceding Business Day), and such extension or reduction shall be included in computing interest in connection with such payment.


                                   SECTION III

                               CONDITIONS OF LOANS

        3.1. Conditions Precedent to Initial Loan. The obligation of the Bank to make its initial Loan is subject to the condition precedent that the Bank shall have received, in form and substance satisfactory to the Bank and its counsel, the following:

        (a) this Agreement and the Note, duly executed by the Borrower;

        (b) a certificate of the Secretary or an Assistant Secretary of the Borrower with respect to resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Agreement and the Note and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Agreement, and providing specimen signatures of such officers;

        (c) the certificate of incorporation of the Borrower and all amendments and supplements thereto, filed in the office of the Secretary of State of New York, each certified by the Secretary or an

Assistant Secretary of the Borrower as being a true and correct copy thereof;

        (d) the Bylaws of the Borrower and all amendments and supplements thereto, certified by the Secretary or an Assistant Secretary as being a true and correct copy thereof as currently in effect;

        (e) an opinion addressed to it from Richard A. Lammert,, General Counsel of the Borrower, substantially in the form of Exhibit G hereto; and

        (f) such other documents, and completion of such other matters, as counsel for the Bank may deem necessary or appropriate.

        3.2. Conditions Precedent to all Loans. The obligation of the Bank to make each Loan, including the initial Loan, or continue or convert Loans to Loans of another type, is further subject to the following conditions:

        (a) timely receipt by the Bank of the Notice of Borrowing or Conversion as provided in Section 2.2;

        (b) the representations and warranties contained in Section IV shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing or Conversion and on the effective date of the making, continuation or conversion of each Loan as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date), and no Default shall have occurred and be continuing, or would result from such Loan;

        (c) the resolutions referred to in Section 3.1(b) shall remain in full force and effect; and

        (d) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for the Bank, would make it illegal or against the policy of any governmental agency or authority for the Bank to make Loans hereunder, provided that the Bank shall so advise the Borrower in writing, setting forth the basis of such opinion (but only if the Bank in its sole discretion believes that it may then disclose such information).

    The making of each Loan shall be deemed to be a representation and warranty by the Borrower on the date of the making, continuation or conversion of such Loan as to the accuracy of the facts referred to in subsection (b) of this
Section 3.2.

                                   SECTION IV

                         REPRESENTATIONS AND WARRANTIES


In order to induce the Bank to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants to the Bank that:

        4.1. Organization and Qualification. Each of the Borrower and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated and (c) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification.

        4.2. Corporate Authority. The execution, delivery and performance of this Agreement and the Note and the transactions contemplated hereby are within the corporate power and authority of the Borrower and have been authorized by all necessary corporate proceedings, and do not and will not (a) require any consent or approval of the stockholders of the Borrower, (b) contravene any provision of the charter documents or by-laws of the Borrower or any law, rule or regulation applicable to the Borrower, (c) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Borrower, or (d) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of the Borrower.

        4.3. Valid Obligations. This Agreement and the Note and all of their respective terms and provisions are the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        4.4. Consents or Approvals. The execution, delivery and performance of this Agreement and the Note and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party.

        4.5. Title to Properties; Absence of Encumbrances. Each of the Borrower and its Subsidiaries has good and marketable title to all of the properties, assets and rights of every kind and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the financial statements referred to in Section 4.6 (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances or those Encumbrances disclosed in Exhibit C hereto, and, except as so disclosed, free from all defects of title that might materially adversely affect such properties, assets or rights, taken as a whole.

        4.6. Financial Statements. The Borrower has furnished the Bank its consolidated balance sheet as of December 31, 1994 and its consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended, and related footnotes, audited and certified by Price Waterhouse. The Borrower has also furnished the Bank its consolidated balance sheet as of June 30, 1995 and its consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal quarter then ended, certified by the principal financial officer of the Borrower but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount. All such financial statements were prepared in accordance with generally accepted accounting principles or regulatory accounting principles, as applicable, applied on a consistent basis throughout the periods specified and present fairly the financial position of the Borrower and its Subsidiaries as of such dates and the results of the operations of the Borrower and its Subsidiaries for such periods. There are no liabilities, contingent or otherwise, not disclosed in such financial statements that involve a material amount.

        4.7. Changes. Since the date of the most recent financial statements referred to in Section 4.6, there have been no changes in the assets, liabilities, financial condition, business or prospects of the Borrower or any of its Subsidiaries other than changes in the ordinary course of business, the effect of which has not, in the aggregate, been materially adverse.

        4.8. Defaults. As of the date of this Agreement, no Default exists.

        4.9. Taxes. The Borrower and each Subsidiary have filed all federal, state and other tax returns required to be filed, within the applicable filing due dates (including any extensions of such dates); and all taxes, assessments and other governmental charges due from the Borrower and each Subsidiary have been fully paid. The Borrower and each Subsidiary have established on their books reserves adequate for the payment of all federal, state and other tax liabilities.

        4.10. Litigation. Except as set forth on Exhibit D hereto, there is no litigation, arbitration, proceeding or investigation pending, or, to the knowledge of the Borrower's or any Subsidiary's officers, threatened, against the Borrower or any Subsidiary that, if adversely determined, could, in the opinion of counsel for the Borrower, result in a judgment in excess of $10,000,000 not adequately covered by insurance or as to which adequate reserves are not being maintained, could result in a forfeiture of all or any substantial part of the property of the Borrower or its Subsidiaries, or could otherwise have a material adverse effect on the assets, business or prospects of the Borrower or any Subsidiary.

        4.11. Use of Proceeds. No portion of any Loan is to be used for the "purpose of purchasing or carrying" any "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224, as amended; and following the application of the proceeds of each Loan, the value of all "margin stock" of the Borrower will not exceed 25% of the value of the total assets of the Borrower that are subject to the restrictions set forth in Section 6.1 and 6.2.

        4.12. Subsidiaries. As of the date of this Agreement, all the Subsidiaries of the Borrower are listed on Exhibit E hereto. The Borrower or a Subsidiary of the Borrower is the owner, free and clear of all liens and encumbrances, of all of the issued and outstanding stock of each Subsidiary. All shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding.

        4.13. Investment Company Act, etc. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other statute or regulation that limits its ability to incur indebtedness for money borrowed.

        4.14. Compliance with ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

        4.15. Environmental Matters. The Borrower and each of its Subsidiaries are in compliance, in all material respects, with all Environmental Laws. No demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry arising under, relating to or in connection with any Environmental Laws is pending or threatened against the Borrower or any of its Subsidiaries, any real property in which the Borrower or any such Subsidiary holds or, to the Borrower's knowledge, has held, an interest or any past or present operation of the Borrower or any such Subsidiary, other than any such proceedings that will not have a material adverse effect on the financial condition, business, operations or prospects of the Borrower or the Borrower and its Subsidiaries on a consolidated basis. Neither the Borrower nor any of its Subsidiaries (i) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Materials or other wastes into the environment, (ii) has received any notice of any Hazardous Materials or other wastes in or upon any of its properties in violation of any Environmental Laws, or (iii) knows of any basis for any such investigation, notice or violation, except as disclosed to the Bank on Exhibit D, and as to such matters disclosed on such Exhibit, none will have a material adverse effect on the financial condition, business, operations or prospects of the Borrower or the Borrower and its Subsidiaries on a consolidated basis.


                                    SECTION V

                              AFFIRMATIVE COVENANTS

    So long as the Bank has any commitment to lend hereunder or any Loan or other Obligation hereunder remains outstanding, the Borrower covenants as follows:

        5.1. Financial Statements and other Reporting Requirements. The Borrower shall furnish to the Bank:

        (a) as soon as available to the Borrower, but in any event within 100 days after the end of each of its fiscal years, a consolidated balance sheet as of the end of such year, and the related consolidated and consolidating statements of income, changes in stockholders' equity and cash flow for such year, audited and certified by Price Waterhouse (or other independent certified public accountants of national standing selected by the Borrower);

        (b) as soon as available to the Borrower, but in any event within 55 days after the end of each of its fiscal quarters, (i) the consolidated balance sheet as of the end of such quarter, and a related consolidated statements of income and cash flow for the period then ended, certified by the chief financial officer of the Borrower but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount, and (ii) a Call Report for the Borrower (on a parent only basis) and for each of the Borrower's banking subsidiaries for the period then ended, certified by the cashier or other authorized officer of each such Subsidiary, in the forms required to be filed by the Borrower and each such Subsidiary by the FFIEC;

        (c) concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5.1, a report in substantially the form of Exhibit F hereto signed on behalf of the Borrower by its chief financial officer;

        (d) promptly after the same are available, copies of all proxy statements, financial statements and reports as the Borrower shall send to its stockholders or as the Borrower may file with the Securities and Exchange Commission;

        (e) if and when the Borrower gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

        (f) immediately upon becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

        (g) promptly upon becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or threatened against the Borrower or any of its Subsidiaries, the outcome of which would or might, in the opinion of counsel for the Borrower, have a materially adverse effect on the assets, business or prospects of the Borrower or the Borrower and its Subsidiaries on a consolidated basis, written notice thereof and the action being or proposed to be taken with respect thereto;

        (h) promptly upon becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened against the Borrower or any of its Subsidiaries regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material, the outcome of which would or might, in the opinion of counsel for the Borrower, have a materially adverse effect on the assets, business or prospects of the Borrower or the Borrower and its Subsidiaries on a consolidated basis, written notice thereof and the action being or proposed to be taken with respect thereto; and

        (i) from time to time, such other financial data and information about the Borrower or its Subsidiaries as the Bank may reasonably request.

        5.2. Conduct of Business. Each of the Borrower and its Subsidiaries shall:

        (a) duly observe and comply in all material respects with all applicable laws and valid requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA), and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business; and

        (b) maintain its corporate existence; and

        (c) engage only in business activities permitted for bank holding companies and their subsidiaries under applicable law.

        5.3. Maintenance and Insurance. Each of the Borrower and its Material Subsidiaries shall maintain its properties in good repair, working order and condition as required for the normal conduct of its business, and shall at all times maintain liability and casualty insurance with financially sound and reputable insurers in such amounts as the officers of the Borrower in the exercise of their reasonable judgment deem to be adequate.

        5.4. Taxes. The Borrower shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties on or prior to the time when they become due; provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted accounting principles.

        5.5. Inspection by the Bank. The Borrower shall permit the Bank or its designees, at reasonable times and upon reasonable notice (or if a Default shall have occurred and is continuing, at any time and without prior notice), to (i) visit and inspect the properties of the Borrower and its Material Subsidiaries,
(ii) examine and make copies of and take abstracts from the books and records of the Borrower and its Material Subsidiaries, and (iii) discuss the affairs, finances and accounts of the Borrower and its Material Subsidiaries with their appropriate officers, employees and accountants. In handling such information the Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of the Bank in connection with their present or prospective business relations with the Borrower, subject to the same degree of care and confidentiality required of the Bank by this Section 5.5,
(ii) to prospective permitted transferees or purchasers of an interest in the Loans, (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of the Bank.

        5.6. Maintenance of Books and Records. Each of the Borrower and its Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with generally accepted accounting principles or regulatory accounting principles, as applicable, consistently applied and applicable law.

        5.7. Further Assurances. At any time and from time to time the Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Bank to effect the purposes of this Agreement and the Note.

                                   SECTION VI

                               NEGATIVE COVENANTS

    So long as the Bank has any commitment to lend hereunder or any Loan or other Obligation hereunder remains outstanding, the Borrower covenants as follows:

        6.1. Encumbrances. Neither the Borrower nor any of its Material Subsidiaries shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("Encumbrances"), or assign or otherwise convey any right to receive income, including the sale or discount of accounts receivable with or without recourse, except the following ("Permitted Encumbrances"):

        (a) Encumbrances in favor of the Bank or any of its affiliates;

        (b) Encumbrances existing as of the date of this Agreement and disclosed in Exhibit C hereto;

        (c) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 5.4;

        (d) landlords' and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

        (e) judgment and other similar liens arising in connection with court proceedings, provided that the execution or other enforcement of such judgment or similar lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

        (f) rights of lessors under capitalized leases;

        (g) Encumbrances securing indebtedness for borrowed money incurred in connection with the purchase of real or personal property used in its business , provided that any such Encumbrances shall not extend to assets of the Borrower or any such Subsidiary not financed by such indebtedness;

        (h) easements, rights of way, restrictions and other similar charges or Encumbrances relating to real or personal property and not interfering in a material way with the ordinary conduct of its business;

        (i) Encumbrances on its assets created in connection with the refinancing of indebtedness secured by Permitted Encumbrances on such assets, provided that the amount of indebtedness secured by any such Encumbrance shall not be increased as a result of such refinancing and no such Encumbrance shall extend to property and assets of the Borrower or any such Subsidiary not encumbered prior to any such refinancing;

        (j) Encumbrances incurred in connection with repurchase agreements; liens incurred in connection with asset securitizations; Encumbrances granted to a Federal Reserve Bank or a Federal Home Loan Bank to secure advances or other transactions incidental to the conduct of the banking business of the Borrower or any such Subsidiary, including loans to meet liquidity requirements;

        (k) Encumbrances securing obligations of a Subsidiary to the Borrower or another Subsidiary; and

        (l) other Encumbrances which are incidental to the conduct of its business on an ongoing basis and that do not in the aggregate have a material adverse effect on its assets, business or prospects.

        6.2. Merger; Consolidation; Sale or Lease of Assets. The Borrower shall not sell or otherwise dispose of all or any substantial part of its shares of the capital stock of Manufacturers and Traders Trust Company, M&T Bank, National Association, The East New York Savings Bank or M&T Real Estate, Inc.; neither the Borrower nor any of its Material Subsidiaries shall sell, lease or otherwise dispose of all or any substantial portion of any other assets other than in the ordinary course of business, or liquidate, merge or consolidate with any other person or entity; provided that the Borrower may merge or consolidate into or with another person or entity if no Default has occurred and is continuing or would result from such merger or consolidation and if the Borrower is the surviving company; and provided, further, that any Subsidiary of the Borrower may merge or consolidate into or with (i) the Borrower if the Borrower is the surviving company, or (ii) any other Subsidiary of the Borrower; and provided, further, that any Subsidiary that is not a Material Subsidiary may be liquidated, merged or consolidated into or with another person or entity if the assets of such Subsidiary do not represent more than 10% of the consolidated total assets of the Borrower.

        6.3. Stock of Subsidiaries. The Borrower shall not permit any of its Material Subsidiaries to issue any additional shares of its capital stock or other equity securities which contain general voting powers, any options therefor or any securities convertible thereto other than to the Borrower or another Material Subsidiary. Neither the Borrower nor any of its Material Subsidiaries shall sell, transfer or otherwise dispose of any of the capital stock or other equity securities of a Material Subsidiary which contain general voting powers, except (i) to the Borrower or any of its wholly-owned Subsidiaries, (ii) in connection with a transaction permitted by Section 6.2 ; (iii) to an officer, employee or director of the Borrower or any Material Subsidiary; or (iv) to other persons or entities, provided that such dispositions do not constitute more than 5% of the total number of shares of capital stock or other equity securities outstanding of such Subsidiary which contain general voting powers.

        6.4. Investments. Neither the Borrower nor any of its Material Subsidiaries shall make or maintain any Investments other than (i) investments permitted by applicable banking laws, regulations or regulatory pronouncements;
(ii) existing Investments in Subsidiaries and new Investments in such Subsidiaries in the ordinary course of its business; and (iii) acquisitions of new Subsidiaries permitted by Section 6.5.

        6.5. Acquisitions. Neither the Borrower nor any of its Material Subsidiaries shall acquire all or a majority of the voting shares or all or a substantial portion of the assets of any person or entity unless (i) the consolidated total assets of the Borrower (as would be reported in the Borrower's financial statements prepared in accordance with FFIEC requirements) before giving effect to such acquisition would constitute at least 70% of the consolidated total assets of the Borrower after giving effect to such acquisition or (ii) the consolidated total assets of the Borrower before giving effect to such acquisition would constitute less than 70% but at least 50% of the consolidated total assets of the Borrower and the Borrower is able to demonstrate to the Bank's reasonable satisfaction that the consolidated total assets of the Borrower before giving effect to such acquisition would constitute at least 70% of the consolidated total assets of the Borrower within six months after giving effect to such acquisition..

        6.6. ERISA. Neither the Borrower nor any member of the Controlled Group shall permit any Plan maintained by it to (i) engage in any "prohibited transaction" (as defined in Section 4975 of the Code, (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (iii) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 4068 of ERISA.

        6.7. Double Leverage Ratio. The Borrower shall not permit its Double Leverage Ratio to be greater than 1.25 to 1.0. As used in this Section 6.6, "Double Leverage Ratio" means the ratio of (i) the amount of equity Investments of the Borrower in its Subsidiaries to (ii) the consolidated stockholders' equity of the Borrower, in each case as reported in the Borrower's financial statements prepared in accordance with FFIEC requirements.

        6.8. Nonperforming Asset Coverage Ratio. The Borrower shall not permit its Nonperforming Asset Coverage Ratio to be less than 5.0 to 1.0. As used in this Section 6.7,

 "Nonperforming Asset Coverage Ratio" means the ratio of (i) consolidated stockholders' equity of the Borrower and its Subsidiaries plus Loan Loss Reserves to (ii) Nonperforming Assets; "Loan Loss Reserves" means the loan loss reserves and allocated transfer risk reserves of the Borrower, as shown on the financial statements of the Borrower prepared in accordance with FFIEC requirements; and "Nonperforming Assets" means the loans, leases and other assets of the Borrower that are not accruing interest or are 90 days or more past due in the payment of principal or interest, plus "other real estate owned" by the Borrower, in each case as shown on the financial statements of the Borrower prepared in accordance with FFIEC requirements.

        6.9. Adequate Capitalization of Banking Subsidiaries. The Borrower shall not permit any of its banking Subsidiaries to be less than "Adequately Capitalized", as such term is defined in Appendix A to Regulation H of the Board of Governors of the Federal Reserve System, 12 C.F.R. 208, as amended.

        6.10. Minimum Tangible Net Worth. The Borrower shall not permit its Tangible Net Worth to be less than the sum of (i) $635,000,000 plus (ii) 35% of consolidated net income of the Borrower and its Subsidiaries for each fiscal quarter ending after June 30, 1995 (without giving effect to any net loss in any fiscal quarter) plus (iii) 100% of the net cash proceeds received by the Borrower from the sale of its equity securities after June 30, 1995. As used in this Section 6.9, "Tangible Net Worth" means the consolidated net worth of the Borrower and its Subsidiaries minus any amounts attributable to those assets which are required to be deducted from "tier 1 capital" in accordance with
Section II.B.1 of Appendix A to Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. 225, as amended.


                                   SECTION VII

                                    DEFAULTS

        7.1. Events of Default. There shall be an Event of Default hereunder if any of the following events occurs:

        (a) the Borrower shall fail to pay when due (i) any amount of principal of any Loans, or (ii) any amount of interest thereon or any fees or expenses payable hereunder or under the Note within five days of the due date therefor; or

        (b) The Borrower shall fail to perform any term, covenant or agreement contained in Sections 5.1(f), 5.5, 6.2, 6.3, 6.5 or 6.7 through 6.10; or

        (c) the Borrower shall fail to perform any covenant contained in Sections 5.1(e), 5.1(g), 5.1(h), 5.2, 6.1, 6.4 or 6.6 and such failure shall continue for 30 days; or

        (d) the Borrower shall fail to perform any term, covenant or agreement (other than in respect of subsections 7.1(a) through (c) hereof) contained in this Agreement and such default shall continue for 30 days after notice thereof has been sent to the Borrower by the Bank; or

        (e) any representation or warranty of the Borrower made in this Agreement or in the Note or any other documents or agreements executed in connection with the transactions contemplated by this Agreement or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

        (f) there shall occur any material adverse change in the assets, liabilities, financial condition, business or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole, as determined by the Bank acting in good faith; or

        (g) the Borrower or any of its Material Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any indebtedness in excess of $10,000,000 in the aggregate for borrowed money or for the use of real or personal property, or fail to observe or perform any term, covenant or agreement evidencing or securing such indebtedness, or relating to such use of real or personal property, the result of which failure is to permit the holder or holders of such obligations to cause such indebtedness to become due prior to its stated maturity upon delivery of required notice, if any; or

        (h) the Borrower or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

        (i) a proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Material Subsidiaries in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 30 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Borrower or such Subsidiary; or action under the laws of the jurisdiction of incorporation or organization of the Borrower or any of its Material Subsidiaries similar to any of the foregoing shall be taken with respect to the Borrower or such Subsidiary and shall continue unstayed and in effect for any period of 30 days; or

        (j) a judgment or order for the payment of money shall be entered against the Borrower or any of its Subsidiaries by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or such Subsidiary, that in the aggregate exceeds $10,000,000 in value and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 days; or

        (k) the Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Borrower and such proceedings shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

        (l) any banking Subsidiary shall cease to be insured under the Federal Deposit Insurance Act and any rules and regulations issued thereunder, as from time to time supplemented or amended; or a cease and desist order shall be issued against the Borrower or any banking Subsidiary pursuant to 12 U.S.C. 1818(b) or (c) or any similar applicable provision of state law and any rules and regulations issued thereunder, as from time to time supplemented or amended; or

        (m) the acquisition by any person or entity, or two or more persons or entities acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower; provided that this provision shall not apply to acquisitions of beneficial ownership by any director, officer, employee or employee benefit plan of the Borrower or any Subsidiary, nor to any of the foregoing who act in concert with any other person or entity.

        7.2. Remedies. Upon the occurrence of an Event of Default described in subsections 7.1(h) and (i), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the Bank's option and upon the Bank's declaration:

        (a) the Bank's commitment to make any further Loans hereunder shall terminate;

        (b) the unpaid principal amount of the Loans together with accrued interest and all other Obligations hereunder shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

        (c) the Bank may exercise any and all rights it has under this Agreement, the Note or any other documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce the Bank's rights by any action at law, in equity or other appropriate proceeding.


                                  SECTION VIII

                                  MISCELLANEOUS

        8.1. Notices. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be deemed to have been given when (i) delivered by hand, (ii) properly deposited in the mails postage prepaid, (iii) sent by telex, answerback received, or electronic facsimile transmission, or (iv) delivered to the telegraph company or overnight courier, in each case addressed to such party at its address indicated below:

        If to the Borrower, at

               FIRST EMPIRE STATE CORPORATION
               One M&T Plaza
               Buffalo, New York 14240

               Attention:  Gary Paul, Senior Vice President
               Telephone:  (716) 842-5130
               Facsimile:  (716) 842-5021

        If to the Bank, at

               THE FIRST NATIONAL BANK OF BOSTON
               100 Federal Street MS 01-10-08
               Boston, Massachusetts 02110

               Attention:  John B. Sinclair, Vice President
               Telephone   (617) 434-5045
               Facsimile:  (617) 434-1537


or at any other address specified by such party in writing.

        8.2. Expenses. The Borrower will pay on demand up to $5,000 of reasonably allocated costs of the Bank's in-house legal counsel in connection with the preparation of this Agreement, the Note or any other documents or agreements executed in connection therewith. The Borrower will also pay on demand the reasonable expenses of the Bank in connection with the waiver or amendment of this Agreement, the Note or any other documents or agreements executed in connection therewith, or the administration, default or collection of the Loans or other Obligations or in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, fees and expenses of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations.

        8.3. Set-Off. (a) Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head office of the Bank or any of its branch offices to the Borrower may, to the extent permitted by law, at any time and from time to time after the occurrence of an Event of Default hereunder, without notice to the Borrower or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by the Bank against any and all Obligations of the Borrower to the Bank in such manner as the head office of the Bank or any of its branch offices in their sole discretion may determine, and the Borrower hereby grants the Bank a continuing security interest in such deposits, balances or other sums for the payment and performance of all such Obligations.

        (b) In the event that the Bank is placed in receivership or enters a similar proceeding, the Borrower may, to the extent permitted by law, make any payment due to the Bank hereunder to the extent of finally collected unrestricted deposits of the Borrower held by the Bank, by giving notice to the Bank to apply such deposits to such Obligations. If the amount of such deposits is insufficient to pay such Obligations in full, the Borrower shall pay the balance of such deficiency in accordance with this Agreement.

        8.4. Term of Agreement. This Agreement shall continue in full force and effect so long as the Bank has any commitment to make Loans hereunder or any Loan or any Obligation hereunder shall be outstanding.

        8.5. No Waivers. No failure or delay by the Bank in exercising any right, power or privilege hereunder or under the Note or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and in the Note and such other documents and agreements are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

        8.6. Governing Law. This Agreement and the Note shall be deemed to be contracts made under seal and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

        8.7. Amendments. Neither this Agreement nor the Note nor any provision hereof or thereof may be amended, waived, discharged or terminated except by a written instrument signed by the Bank and, in the case of amendments, by the Borrower.

        8.8. Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns; provided that the Borrower may not assign or transfer its rights or obligations hereunder. The Bank may sell or transfer its interests hereunder and under the Note with the prior written consent of the Borrower, or grant participations therein to participants not previously identified to the Bank in writing as impermissible transferees, without such consent. In the case of any such participation, the Borrower agrees that any such participant shall be entitled to the benefits of Sections 2.8, 2.9, 2.13 and 8.3 to the same extent as if such transferee or participant were the Bank hereunder, but only if the Bank would then be entitled to such benefits; provided the Borrower may, for all purposes of this Agreement, treat the Bank as the person entitled to exercise all rights hereunder and under the Note and to receive all payments with respect thereto.

        8.9. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

        8.10. Partial Invalidity. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

        8.11. Captions. The captions and headings of the various sections and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

        8.12. WAIVER OF JURY TRIAL. THE BANK AND THE COMPANY AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, THE NOTE, ANY RELATED DOCUMENTS OR AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF

THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. NEITHER THE BANK NOR THE COMPANY HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

        8.13. Entire Agreement. This Agreement, the Note and the documents and agreements executed in connection herewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                            FIRST EMPIRE STATE CORPORATION


                                            By /s/ Gary S. Paul
                                               --------------------------------
                                               Senior Vice President


                                            THE FIRST NATIONAL BANK OF BOSTON


                                            By /s/ John B. Sinclair
                                               --------------------------------
                                               Vice President

                                                                       EXHIBIT A

                         FIRST EMPIRE STATE CORPORATION

                                 PROMISSORY NOTE

                                                           November 24, 1995
$25,000,000.00                                             Boston, Massachusetts

      For value received, the undersigned hereby promises to pay to THE FIRST NATIONAL BANK OF BOSTON (the "Bank"), or order, at the head office of the Bank at 100 Federal Street, Boston, Massachusetts 02110, in lawful money of the United States of America and in immediately available funds, the principal amount of TWENTY FIVE MILLION and no/100 DOLLARS ($25,000,000) or such lesser amount as shall equal the principal amount outstanding on the Termination Date referred to in the below-mentioned Credit Agreement, and to pay interest on the unpaid principal balance hereof from time to time outstanding, at said office and in like money and funds, for the period commencing on the date hereof until paid in full, at the rates per annum and on the dates provided in the Credit Agreement. All principal remaining unpaid and any accrued but unpaid interest shall in any event be due and payable on the Termination Date.

      This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain Revolving Credit Agreement dated as of November 24, 1995 by and between the undersigned and the Bank (herein, as the same may from time to time be amended or extended, referred to as the "Credit Agreement"), but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note as herein provided.

      In case an Event of Default (as defined in the Credit Agreement) shall occur, the aggregate unpaid principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

      The undersigned may at its option prepay all or any part of the principal of this Note before maturity upon the terms provided in the Credit Agreement.

      The undersigned maker hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.



                                       (i)

      This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).


                                            FIRST EMPIRE STATE CORPORATION



                                           By: /s/ Gary S. Paul
                                               --------------------------------
                                               Senior Vice President






                                      (ii)

                          SCHEDULE I TO PROMISSORY NOTE


                               TYPE OF LOAN
               AMOUNT           EURODOLLAR          INTEREST       INTEREST         AMOUNT        NOTATION
   DATE        OF LOAN         OR BASE RATE          RATE*         PERIOD**          PAID          MADE BY
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------




                                       (1)








---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

-----------------------------
*   For Base Rate Loans, insert "Base Rate"
**  For Eurodollar Loans only




                                       (2)

                                                                       EXHIBIT B

                         FIRST EMPIRE STATE CORPORATION

The First National Bank of Boston
100 Federal Street
Boston, Massachusetts 02110

Attention:

      Re:  Revolving Credit Agreement dated as of November 24, 1995

Gentlemen:

      We refer to the Revolving Credit Agreement dated as of November 24, 1995 (the "Credit Agreement") between First Empire State Corporation and The First National Bank of Boston. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

      Pursuant to Section 2.2 of the Credit Agreement, the undersigned hereby confirms its request made on _______________, 19__ for a [Base Rate] [Eurodollar] Loan in the amount of $_____________ on ______________, 199_.

      [The Interest Period applicable to said Loan will be [one] [two] [three] [six] months days.]*

      [Said Loan represents a conversion of the [Base Rate] [Eurodollar] Loan in the same amount made on _________________.]**

      Please disburse the proceeds of said Loan in immediately available funds to Account No. ________ at _____________.

      The representations and warranties contained or referred to in Section IV of the Credit Agreement are true and accurate on and as of the effective date of the Loan as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); and no Default has occurred and is continuing or will result from the Loan.


                                            FIRST EMPIRE STATE CORPORATION

                                            -----------------------------------
                                            Title:
--------------------------
Date

--------------------------
*     To be inserted in any request for a Eurodollar Loan.
**    To be inserted in any request for a conversion.



                                       (1)

                                                                       EXHIBIT C


                         FIRST EMPIRE STATE CORPORATION

                                  ENCUMBRANCES


                                     [None]





                                       (1)

                                                                       EXHIBIT D


                         FIRST EMPIRE STATE CORPORATION

                        LITIGATION; ENVIRONMENTAL MATTERS


                                     [None]





                                       (1)

                                                                       EXHIBIT E


                         FIRST EMPIRE STATE CORPORATION

                              MATERIAL SUBSIDIARIES


Manufacturers and Traders Trust Company

M&T Bank, National Association

The East New York Savings Bank

CASH & GO, Inc.

Highland Lease Corporation

M&T Capital Corporation

M&T Credit Corporation

M&T Financial Corporation

M&T Mortgage Corporation

M&T Real Estate, Inc.

M&T Securities, Inc.







                                       (1)

                                                                       EXHIBIT F


                         FIRST EMPIRE STATE CORPORATION

                        REPORT OF CHIEF FINANCIAL OFFICER


      FIRST EMPIRE CORPORATION (the "Borrower") HEREBY CERTIFIES that:

      This Report is furnished pursuant to Section 5.1(d) of the Revolving Credit Agreement dated as of November 24, 1995 the "Credit Agreement") between the Borrower and THE FIRST NATIONAL BANK OF BOSTON. Unless otherwise defined herein, the terms used in this Report have the meanings given to them in the Credit Agreement.

      As required by Section 5.1(a) and (b) of the Credit Agreement, the consolidated financial statements of the Borrower and its Subsidiaries for the [year/quarter] ended ____________, 19__ (the "Financial Statements"), prepared in accordance with generally accepted accounting principles consistently applied, accompany this Report. The Financial Statements present fairly the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the period covered thereby (subject only to normal recurring year-end adjustments which will not in the aggregate be material in amount).

      The figures set forth in Schedule A for determining compliance by the Borrower with the financial covenants contained in the Credit Agreement are true and complete as of the date hereof.

      The activities of the Borrower and its Subsidiaries during the period covered by the Financial Statements have been reviewed by the Chief Financial Officer or by employees or agents under his immediate supervision. Based on such review, to the best knowledge and belief of the Chief Financial Officer, and as of the date of this Report, no Default has occurred.*

      WITNESS my hand this ____ day of ___________, 19__.

                                           FIRST EMPIRE STATE CORPORATION


                                           By: ________________________________
                                               Chief Financial Officer

-------------------
      * If a Default has occurred, this paragraph is to be modified with an appropriate statement as to the nature thereof, the period of existence thereof and what action the Borrower has taken, is taking, or proposes to take with respect thereto.



                                       (1)

                                                                     SCHEDULE A
                                                                          to
                                                                      EXHIBIT F

                                     FINANCIAL COVENANTS

Double Leverage Ratio (Section 6.7)

MAXIMUM PERMITTED:                                              1.25   :   1.00
                                                                ====       ====

ACTUAL:

        (i)    Consolidated equity Investments in               $___________
               Subsidiaries

        (ii)   Consolidated stockholders' equity                $___________

        (iii)  Double Leverage Ratio:  line (i)
               divided by line (ii)                                    :   1.00
                                                                ====       ====



Nonperforming Asset Coverage Ratio (Section 6.8)

MINIMUM REQUIRED:                                                5.0   :   1.00
                                                                ====       ====

ACTUAL:

        (i)    Consolidated stockholders' equity                 $___________

        (ii)   Loan loss reserves                                $___________

        (iii)  Non accrual and other past due loans and
               leases                                            $___________

        (iv)   Other real estate owned                           $___________

        (v)    Nonperforming assets:  line (iii)
               plus line (iv)                                    $
                                                                  ===========
        (vi)   Nonperforming Assets Coverage Ratio:
               [line (i) plus line (ii)] divided by line (v)           :   1.00
                                                                ====       ====

Minimum Tangible Net Worth (Section 6.10)

REQUIRED:

        (i)    Beginning balance                                  $635,000,000

        (ii)   Plus: 35% of consolidated net
               income after 6/30/95                               $___________

        (iii)  Plus: 100% of net cash proceeds
               from sale of equity securities
               after 6/30/95                                      $___________

        (iv)   Required Amount:  line (i) plus line (ii)          $
               plus line (iii)                                     ===========

ACTUAL:

        (i)    Consolidated stockholders' equity                  $___________

        (ii)   Less:  Intangible assets                          ($___________)

        (iii)  Total Tangible Net Worth (line (i) minus
               line (ii)                                          $
                                                                   ============

        WITNESS my hand this _______ day of ______________, 19__.


                                            FIRST EMPIRE STATE CORPORATION


                                            By: ________________________________
                                                 Chief Financial Officer

                                                                      EXHIBIT G


                    FORM OF OPINION OF COUNSEL TO THE COMPANY


                                                          November 24, 1995



The First National Bank of Boston
100 Federal Street
Boston, Massachusetts 02110


           RE: Revolving Credit Agreement dated as of November 24, 1995 between THE FIRST NATIONAL BANK OF BOSTON and FIRST EMPIRE STATE CORPORATION

Ladies and Gentlemen:

      I am General Counsel of First Empire State Corporation (the "Borrower") and have acted as its legal counsel in connection with the preparation, execution and delivery of the Revolving Credit Agreement dated as of November 24, 1995 (the "Credit Agreement") between The First National Bank of Boston (the "Bank") and the Borrower pursuant to which the Borrower has executed and delivered to the Bank its Note in the principal amount of $25,000,000.00. All terms defined in the Credit Agreement shall have the same meanings herein.

      I have examined executed counterparts of the Credit Agreement and the Note and originals, or copies, the authenticity of which has been established to my satisfaction, of such other documents, corporate records, agreements and instruments and certificates of public officials and officers of the Borrower as I have deemed necessary as the basis for the opinions herein expressed.

      Based on the foregoing and having regard for legal considerations as I have deemed relevant, it is my opinion that:

      1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has all requisite corporate power to own its property and conduct its business as now conducted and is duly qualified and in good standing as a foreign corporation and duly authorized to do business in each jurisdiction wherein the nature of its properties or business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its business, financial condition, assets or properties taken as a whole.

The First National Bank of Boston
November 24, 1995
Page 2


      2. The execution and delivery of the Credit Agreement and the Note and performance by the Borrower of its obligations thereunder and of the transactions contemplated thereby are within the corporate power and authority of the Borrower, and have been authorized by proper corporate proceedings and do not contravene any provision of law of the United States or its political subdivisions or the Certificate of Incorporation or Bylaws of the Borrower, or, to the best of my knowledge, contravene any provision of, or constitute an event of default or event which, with the lapse of time or the giving of notice, or both, would constitute an event of default under, any other agreement, instrument or undertaking binding on the Borrower.

      3. The Credit Agreement and the Note have been duly executed and delivered by the Borrower. Although I have made no independent inquiry with respect to the matter, I know of no reason why the choice of law provisions of the Credit Agreement and the Note, which set forth Massachusetts law as the governing law, would not be enforced by the courts of the state of New York, as agreed upon by the parties. However, if the law of the state of New York is deemed to be the governing law, in whole or part, the Credit Agreement and the Note and all of the terms and provisions thereof are the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      4. The execution, delivery and performance of the Credit Agreement and the Note and the transactions contemplated thereby do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party.

      5. Except as set forth on Exhibit D to the Credit Agreement, there is no litigation, proceeding or investigation pending, or, to the best of my knowledge after due inquiry, threatened, against the Borrower or any Subsidiary which, if adversely determined, could result in a judgment in excess of $10,000,000 which is not adequately covered by insurance or as to which adequate reserves are not being maintained or could otherwise have a material adverse effect on the assets, business or prospects of the Borrower or any Subsidiary.

      6. Each Material Subsidiary of the Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power to own its property and conduct its businesses as now conducted and is, to the best of my knowledge, duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its business, financial condition, assets or properties taken as a whole.

The First National Bank of Boston
November 24, 1995
Page 3


      7. As of the date of the Credit Agreement, all the Material Subsidiaries of the Borrower are listed on Exhibit E thereto. The Borrower is the record holder of all of the issued and outstanding stock of each of its Material Subsidiaries. All shares of such stock of Material Subsidiaries have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding.

      8. Neither the Borrower nor any Material Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other statute or regulation that limits its ability to incur indebtedness for borrowed money.

      9. I am aware of no state or local recording, franchise, stamp, documentary or other taxes or governmental charges or assessments required to be paid in connection with the execution, delivery, filing or recordation of, or as a condition to the enforcement of, the Credit Agreement and the Note or any of the transactions contemplated thereby.


                                Very truly yours,